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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT ENGINEERS


         We consent to the inclusion in this Post-Effective Amendment No. 1 to Form S-1 (File No. 333-76911) for the Mewbourne Energy 99-00 Drilling Programs of the summary of the Reserve Report as of December 31, 1999, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P. and Mewbourne Energy Partners 98-A, L.P., as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."





                                       /s/ GARB GRUBB HARRIS & ASSOCIATES, INC.


Dallas, Texas
March 6, 2000